                                                              17 September, 2001

         Societe des Mines de Morila S.A.
         Morila Limited
         c/o AngloGold Limited
         P.O. Box 62117
         14th Floor, 11 Diagonal Street
         Marshalltown
         Johannesburg 2001
         South Africa

         Randgold Resources Limited
         c/o 5 Press Avenue
         Selby
         Johannesburg
         P.O. Box 82291
         Southdale 2135
         South Africa

RE: LOAN AGREEMENT, DATED 21 DECEMBER, 1999 (AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE "LOAN AGREEMENT"), AMONG SOCIETE DES MINES DE MORILA S.A., AS THE BORROWER, RANDGOLD RESOURCES LIMITED AND MORILA LIMITED, AS THE RANDGOLD COMPLETION GUARANTORS, THE VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS REFERRED TO THEREIN AS THE LENDERS, THE ARRANGERS AND THE CO-ARRANGERS, AND N M ROTHSCHILD & SONS LIMITED, AS THE AGENT FOR THE LENDERS

Dear Sirs,

         1. Reference is made to the terms and conditions of the Loan Agreement. Terms for which meanings are provided in the Loan Agreement are, except to the extent otherwise defined in this letter agreement, used with such meanings in this letter agreement.

         2. Randgold Resources Limited ("RRL") has informed us that it intends to enter into a loan agreement (the "RRL Loan Agreement"), with N M Rothschild & Sons Limited. Societe Generale and Standard Bank London Limited (collectively, the "RRL Lenders") for the purpose of providing RRL with a corporate loan facility.

         3. In connection with the implementation of the loan facility contemplated by the RRL Loan Agreement it is proposed that RRL's current fifty percent (50%) beneficial ownership interest in the shares of capital stock of Morila Holdings (the "MH Shares") be

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transferred to Mining Investments (Jersey) Limited, a company incorporated under the laws of Jersey ("MIJL"). In consideration of such transfer of the MH Shares, the beneficial ownership in all of the shares of capital stock of MIJL will be transferred to RRL. As a result of the transfers described in the foregoing provisions of this paragraph 3, RRL will hold a beneficial ownership interest in one hundred percent (100%) of the shares of capital stock of MIJL and MIJL will hold a beneficial ownership interest in fifty percent (50%) of the shares of capital stock of Morila Holdings. The transfer of the MH Shares and the subsequent actions described in this paragraph 3 are referred to in this letter agreement, collectively, as the "Share Transfer".

         4. In connection with the Loan Agreement, and pursuant to and on the terms and conditions of the RRL Security Agreement, the MH Shares have been charged by RRL to the Lender Parties. In connection with the proposed Share Transfer you have requested the release of the MH Shares (together with all Distributions and Dividends (in each case as defined in the RRL Security Agreement) from time to time accruing thereon) from such charge.

         5. In connection with the proposed Share Transfer you have also requested that the terms and conditions of the Loan Agreement be amended as set forth below:

                (a) paragraph (b) of the definition of the term "Change in Control" contained in Clause 1.1 be amended and restated in full to read as set forth below:

                        (b) the failure of RRL and AngloGold (BVI) to own (and
                to have sole power to vote and dispose of), collectively, directly or indirectly and free and clear of all liens (other than (i) the liens in favour of the Lender Parties granted pursuant to the MIJL/Morila Security Agreement and the AngloGold Debenture, (ii) the second priority liens in favour of the RRL Corporate Lenders granted pursuant to the MIJL/RRL Security Agreement and (iii) the liens in favour of the RRL Corporate Lenders granted by RRL in respect of the share capital of MIJL), one hundred percent (100%) of the share capital (however designated) of Morila Holdings;.

                (b) the following additional definitions shall be added to Clause 1.1 in appropriate alphabetic order:

                "DEED OF PRIORITIES" means the Deed of Priorities between the Lender Parties and the RRL Corporate Lenders, substantially in the form of Exhibit C attached to the September 2001 Letter Agreement.

                "MIJL" means Mining Investments (Jersey) Limited, a company incorporated under the laws of Jersey.

                "MIJL/MORILA SECURITY AGREEMENT" means the Security Agreement between MIJL and the Agent, substantially in the form of Exhibit A attached to the September 2001 Letter Agreement.

                "MIJL/RRL SECURITY AGREEMENT" means the Security Agreement between MIJL and the agent for the RRL Lenders, substantially in the form of Exhibit B attached to the September 2001 Letter Agreement.

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                "RRL CORPORATE LENDERS" means the lenders under a corporate loan facility made available to RRL on or about the date of the September 2001 Letter Agreement and described in paragraph 2 of the September 2001 Letter Agreement.

                "SEPTEMBER 2001 LETTER AGREEMENT" means the letter agreement amending and waiving certain of the terms and conditions of this Agreement and the RRL Security Agreement, dated 17 September, 2001, between the Lender Parties and the Obligors.

                (c) the definition of the term "Obligors" contained in Clause 1.1 shall be amended by inserting the phrase "MIJL" after the word "Borrower".

                (d) the definition of the term "Security Agreements" contained in Clause 1.1 shall be amended by inserting the phrase", the MIJL Security Agreement, the Deed of Priorities" after the word "AngloGold Debenture".

                (e) The first parenthesis in Clause 7.3(a) shall be amended and restated in full to read as set forth below:

                "(and (x) in the case of the AngloGold Security Agreements, the various actions described in the First Schedule to the Supplemental Agreement, and (y) in the case of the MIJL Security Agreement, the various actions described in paragraph 7(a) of the September 2001 Letter Agreement)".

         6. Subject to the terms and conditions of this letter agreement, and by their respective signatures hereto, each Lender Party hereby agrees to the granting of the release and to the amendments to the Loan Agreement described and requested in paragraphs 4 and 5, respectively (collectively, the "Requested Consents").

         7. The Requested Consents shall become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied in full, in each case in a manner satisfactory to the Agent and its legal advisers:

                (a)     the Agent shall have received:

                        (i) (w) a security agreement (the "MIJL/Morila Security
                Agreement"), in substantially the form of Exhibit A attached hereto duly executed by MIJL, (x) share certificates representing fifty percent (50%) of the shares of capital stock of Morila Holdings and beneficially owned by MIJL (the "Transferred Shares"), (y) stock powers relating to the Transferred Shares executed in blank and such other instruments of transfer in connection therewith as the Agent shall reasonably require; and (z) evidence that all filings, stampings, registrations, recordings, notifications and other actions in all relevant jurisdictions necessary or, in the opinion of legal advisers to the Agent, advisable or desirable, in order to create in favour of the Lender Parties a valid and perfected first-priority lien over all of the collateral purported to be covered by the MIJL/Morila Security Agreement either (A) have been made or, as the case may be, taken and are in full force and effect or (B) will be made or taken in a manner, and within a time period, satisfactory to the Agent;

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                        (ii) a security agreement (the "MIJL/RRL Security
                Agreement") substantially in the form of Exhibit B attached hereto and duly executed by each party thereto;

                        (iii) a deed of priorities (the "Deed of Priorities"),
                substantially in the form of Exhibit C attached hereto and duly executed by each party thereto;

                        (iv) evidence satisfactory to the Agent that all
                Approvals necessary or advisable to be obtained by or on behalf of any Obligor in connection with the Share Transfer have been obtained and are in full force and effect; and

                        (v) such other items of documentation as the Agent may
                reasonably require in connection with the Requested Consents and the Share Transfer;

                (b)     the Release Date shall then have occurred; and

                (c)     no Default shall then have occurred and be continuing.

         8. Except as expressly waived or amended hereby, the terms and conditions of the Loan Agreement and each other Loan Document shall continue in full force and effect as in effect immediately prior to this letter agreement. In the event that the Effective Date shall not have occurred on or prior to 31 October, 2001, the releases and amendments to the Loan Agreement and the RRL Security Agreement referred to herein shall not be implemented and the terms and conditions of this letter agreement shall, immediately and without further action, be of no further force and effect.

         9. This letter agreement is a Loan Document and shall be construed and interpreted in all respects in accordance with the Loan Agreement.

         10. This letter agreement has been executed and delivered with the intent that it take effect as a deed.

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Yours very truly

       N M ROTHSCHILD & SONS
       LIMITED,
       as a Lender, an Arranger and the Agent

       By: /s/ DAVID STREET
           ____________________________
       Name Printed: DAVID STREET
                     __________________
       Title: ASSISTANT DIRECTOR
              _________________________

       By: /s/ C. COLEMAN
           ____________________________
       Name Printed: C. COLEMAN
                     __________________
       Title: DIRECTOR
              _________________________

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       STANDARD BANK LONDON
       LIMITED,
       as a Lender and an Arranger

       By: /s/ D.M. NEWPORT
           ____________________________
       Name Printed: D.M. NEWPORT
                     __________________
       Title: HEAD OF MINING FINANCE
              _________________________

       By: /s/ TREVOR REID
           ____________________________
       Name Printer: TREVOR REID
                     __________________
       Title: HEAD OF RESOURCE BANKING
              _________________________

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Yours very truly

       N M ROTHSCHILD & SONS
       LIMITED,
       as a Lender, an Arranger and the Agent

       By: ____________________________________
       Name Printed: __________________________
       Title: _________________________________


       By: ____________________________________
       Name Printed: __________________________
       Title: _________________________________


       STANDARD BANK LONDON
       LIMITED,
       as a Lender and an Arranger

       By: ____________________________________
       Name Printed: __________________________
       Title: _________________________________

       By: ____________________________________
       Name Printed: __________________________
       Title: _________________________________


       BAYERISCHE
       HYPO-UND VEREINSBANK AG,
       as a Lender and a Co-Arranger

       By: /s/ Neil Edmonds
           ____________________________________
       Name Printed: Neil Edmonds
       Title:        Vice President
                     Global Project Finance
                     London

       By: /s/ Sylvia Gille
           ____________________________________
       Name Printed: Sylvia Gille
       Title:        Vice President
                     Global Project Finance
                     London

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       FORTIS BANK (NEDERLAND) N.V.,
       as a Lender and a Co-Arranger

       By: /s/ Mr. H. J. H. ZEEUWEN
           ____________________________________
       Name Printed: Mr. H. J. H. ZEEUWEN
                     __________________________
       Title: PROXY A
              _________________________________

       By: /s/ D.J. MEULEMEESTER
           ____________________________________
       Name Printed: D.J. MEULEMEESTER
                     __________________________
       Title: DIRECTOR
              _________________________________

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       Signed by PETER DONKIN for and on
       behalf of SOCIETE GENERALE, as a
       Lender and a Co-Arranger, under a
       power of attorney dated [date] 14th September 2001

       By: /s/ PETER DONKIN
           ____________________________________
       Name Printed: PETER DONKIN
                     __________________________
       Title: Attorney
              _________________________________

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       ACCEPTED AND AGREED this

       17 day of September, 2001

       SOCIETE DES MINES DE MORILA
       S.A.

       By: /s/ SHAHEEN CASSIM
           ____________________________________
       Name Printed: SHAHEEN CASSIM
                     __________________________
       Title: DIRECTOR
              _________________________________

       By: /s/ DENNIS MARK BRISTOW
           ____________________________________
       Name Printed: DENNIS MARK BRISTOW
                     __________________________
       Title: DIRECTOR
              _________________________________

       RANDGOLD RESOURCES LIMITED

       By: /s/ DENNIS MARK BRISTOW
           ____________________________________
       Name Printed: DENNIS MARK BRISTOW
                     __________________________
       Title: DIRECTOR
              _________________________________

       By: /s/ DAVID ASHWORTH
           ____________________________________
       Name Printed: DAVID ASHWORTH
                     __________________________
       Title: DIRECTOR
              _________________________________

       MORILA LIMITED

       By: /s/ SHAHEEN CASSIM
           ____________________________________
       Name Printed: SHAHEEN CASSIM
                     __________________________
       Title: DIRECTOR
              _________________________________

       By: /s/ DENNIS MARK BRISTOW
           ____________________________________
       Name Printed: DENNIS MARK BRISTOW
                     __________________________
       Title: DIRECTOR
              _________________________________